UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 22, 2007

SI International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road
8th Floor
Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:     (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)            Compensatory Arrangements of Certain Officers.

On June 22, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of SI International, Inc. (the “Company”) approved an amendment to the Company’s Executive Employment Agreements (the “Agreements”) for the Company’s Executive Chairman of the Board (“Chairman”), President and Chief Executive Officer (“CEO”) and Executive Vice President, Chief Financial Officer and Treasurer (the “CFO”).    The Committee approved changes in the calculation of the components of severance payments under the Agreements.

In the event that (i) either the Chairman, CEO or CFO is terminated without “cause” (as defined in the Agreements), (ii) he resigns for “constructive termination” (as defined in the Agreements), (iii) he dies or becomes disabled, or (iv) his employment agreement terminates at the end of its term because the Company provides notice prior to the end of the term that it does not intend to extend the agreement, he shall now be entitled to a cash payment equal to two times  (up from one times) of his annual salary in effect immediately prior to the termination.  In addition, the Chairman, CEO and CFO shall be entitled to a cash payment equal to two times of each of their respective target performance-based management performance incentive bonus (or the maximum bonus if no target is set) instead of the pro rata portion of their respective performance bonuses that they would have earned for the then current year.   Life, disability, accident and health benefits will continue for twenty-four months, whereas previously it had been for a twelve month period.

In addition, the amount of severance payment now includes a gross-up payment to offset the effects of any applicable federal, state, and local taxes owed resulting from the application of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) to the severance payments.

Finally, the Agreements will be modified so that upon termination the Chairman, CEO and/or the CFO will receive severance payments over a twenty-four month period, unless termination occurs due to a change in control in which case the payment will be made in a lump sum, in each case subject to the provisions of Code Section 409A.

The Agreements will be amended to reflect these changes and will be filed as exhibits to our periodic reports filed with the Securities and Exchange Commission.  Except for the changes described herein and as reflected in the amended Agreements, the terms and conditions of the Agreements are unchanged.

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals, financial information or reporting, and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may involve a number of risks and uncertainties, which are described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties include: changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; risks relating to contract performance; changes in the risks associated with the competitive process or environment (including as a result of bid protests); and the important factors discussed in the Risk Factors section of the annual report on Form 10-K filed by the Company with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

By:	/s/ Thomas E. Dunn
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Dated:  June 28, 2007